Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the TI 401(k) Savings Plan and the TI Contribution and 401(k) Savings Plan of our reports: (a) dated February 24, 2014, with respect to the consolidated financial statements of Texas Instruments Incorporated and the effectiveness of internal control over financial reporting of Texas Instruments Incorporated, incorporated by reference in its Annual Report (Form 10-K); (b) dated June 24, 2014 with respect to the financial statements and schedule of the TI 401(k) Savings Plan included in its Annual Report (Form 11-K); and (c) dated June 24, 2014 with respect to the financial statements and schedule of the TI Contribution and 401(k) Savings Plan included in its Annual Report (Form 11-K), all for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Ernst & Young LLP
Dallas, Texas
July 31, 2014